UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.      )
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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Biopure Corporation
(Name of Registrant as Specified In Its Charter)
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NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
ABOUT THE MEETING
NO DISSENTERS’ RIGHTS
STOCK OWNERSHIP
ITEM 1 — PROPOSAL TO APPROVE A SERIES OF AMENDMENTS TO THE RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF THE CLASS A COMMON STOCK FOR IMPLEMENTATION AT THE DISCRETION OF THE BOARD OF DIRECTORS
OTHER MATTERS
ADDITIONAL INFORMATION
INFORMATION INCORPORATED BY REFERENCE
ANNEX I

BIOPURE CORPORATION
NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
To Be Held On October 1, 2007
To our Stockholders:
A Special Meeting of Stockholders (the “Special Meeting”) of Biopure Corporation (the “Company”) will be held on October 1, 2007 beginning at 10:00 a.m., at 11 Hurley Street, Cambridge, Massachusetts. At the meeting, the holders of class A common stock of the Company will act on the following:
(1) A proposal to approve a series of proposed amendments to the Company’s restated certificate of incorporation to effect a reverse stock split of the Company’s class A common stock.
The Board of Directors has fixed the close of business on August 20, 2007 as the record date for the determination of stockholders entitled to notice of and to vote at this meeting and at any adjourned session(s) thereof.
All stockholders are cordially invited to attend the meeting. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed form of proxy as promptly as possible. Shareholders attending the meeting may vote in person even if they have returned a proxy.

By Order of the Board of Directors,

Jane Kober
Senior Vice President & Secretary
August 21, 2007
Cambridge, Massachusetts
Your Vote is Important
Please vote as promptly as possible
by using the Internet or telephone or
by signing, dating and returning the enclosed proxy card

BIOPURE CORPORATION
11 Hurley Street
Cambridge, Massachusetts 02141

PROXY STATEMENT

     This proxy statement contains information related to the Special Meeting of the Stockholders of Biopure Corporation (the “Company”) to be held on October 1, 2007, beginning at 10:00 a.m., at 11 Hurley Street, Cambridge, Massachusetts 02141, and at any postponements or adjournments thereof. This solicitation is being made by the Company. This proxy statement is first being sent to stockholders on or about August 28, 2007.
ABOUT THE MEETING
What is the purpose of the meeting?
At the Company’s Special Meeting, stockholders will act upon the proposal stated in the notice of the Special Meeting.
Who is entitled to vote at the meeting?
Only stockholders of record at the close of business on the record date, August 20, 2007, are entitled to receive notice of the Special Meeting and to vote the shares of class A common stock that they held on that date, at the meeting or any postponements or adjournments of the meeting.
The Company has only one class of voting common stock outstanding, its class A common stock.
What are the voting rights of class A common stockholders?
Each outstanding share of class A common stock is entitled to one vote on each matter to be voted upon at the meeting.
Who can attend the meeting?
Subject to space availability, all stockholders as of the record date, or their duly appointed proxies, may attend the meeting. Admission to the meeting will be on a first-come, first-served basis. If you attend, please note that you may be asked to present valid picture identification, such as a driver’s license. Cameras, recording devices and other electronic devices will not be permitted at the meeting.
Please also note that if you hold your shares in “street name” (that is, through a broker or other nominee) you will need to bring a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the meeting.
What constitutes a quorum?
The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of class A common stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, 77,960,126 shares of class A common stock of the Company were outstanding.
Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining a quorum, but will not be counted as votes properly cast for purposes of determining the outcome of voting on any matter.

How do I vote?
If you complete and properly sign the accompanying proxy card and return it to the Company, it will be voted as you direct. If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person or vote in person at the meeting. “Street name” stockholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.
Can I vote by telephone or electronically?
Stockholders can vote their shares over the Internet or by telephone. You will find voting instructions printed on the proxy card sent to you.
Can I change my vote or revoke my proxy after I return my proxy card?
Yes. Even after you have submitted your proxy, you may change your vote or revoke your proxy at any time before the proxy is exercised (in other words, at the meeting) by filing with the Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.
What is the Board’s recommendation?
Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendation of the Board of Directors. The Board recommends a vote for approval of a series of amendments to the Company’s restated certificate of incorporation to effect a reverse stock split of the Company’s class A common stock.
What vote is required to approve Item 1?
The affirmative vote of a majority of the shares of class A common stock issued and outstanding on the record date is required to amend the restated certificate of incorporation.
NO DISSENTERS’ RIGHTS
Delaware law does not provide for dissenters’ or appraisal rights in connection with the approval of the action described in this proxy statement.
STOCK OWNERSHIP
We know of no single person or group that is the beneficial owner of more than 5% of our class A common stock, the Company’s only class of voting securities. The following table shows the amount of class A common stock of the Company beneficially owned (unless otherwise indicated) by our directors, chief executive officer and the four most highly compensated executive officers, and the directors and executive officers as a group. Except as otherwise indicated, all information is as of July 31, 2007, and ownership consists of sole voting and investment power. Except as otherwise indicated, the address for each stockholder is c/o Biopure Corporation, 11 Hurley Street, Cambridge, Massachusetts 02141.

	Class A Common Stock
		Percent of Class A
Name of Beneficial Owner	Beneficial Ownership	Common Stock
David N. Judelson (1)	531,325	*
Daniel P. Harrington (2)	351,440	*
C. Everett Koop, M.D. (3)	79,502	*
Guido Neels (4)	58,333	*
Allan Ferguson (5)	1,224,654	1.54
Jay B. Pieper (6)	53,000	*

	Class A Common Stock
		Percent of Class A
Name of Beneficial Owner	Beneficial Ownership	Common Stock
Zafiris Zafirelis (7)	319,582	*
Jane Kober (8)	73,927	*
Francis H. Murphy (9)	66,191	*
Barry L. Scott (10)	36,451	*
Geoffrey J. Filbey (11)	54,133	*
All Officers and Directors as a Group (12)	2,848,538	3.58

*	Less than one percent.

(1)	Mr. Judelson’s shares consist of 430,128 shares and include exercisable warrants to purchase 2,860 shares and options to purchase 98,337 shares, exercisable 60 days from July 31, 2007. Mr. Judelson’s shares do not include 17,633 shares and exercisable warrants to purchase 3,443 shares owned by his wife, as to which he disclaims beneficial ownership.

(2)	Mr. Harrington’s shares include 283,071 shares and exercisable warrants to purchase 6,304 shares owned by HTV Industries, Inc. and 432 shares owned by a family investment group, for which he shares voting and investment power, and options exercisable 60 days from July 31, 2007 to purchase 58,335 shares.

(3)	Dr. Koop’s shares consist of exercisable warrants to purchase 1,167 shares and options exercisable 60 days from July 31, 2007 to purchase 78,335 shares.

(4)	Mr. Neels’ shares include 17,000 shares and options exercisable 60 days from July 31, 2007 to purchase 41,333 shares.

(5)	Mr. Ferguson’s shares include 635,505 shares and include exercisable warrants to purchase 580,816 shares and options to purchase 8,333 shares, exercisable 60 days from July 31, 2007.

(6)	Mr. Pieper’s shares include options exercisable 60 days from July 31, 2007 to purchase 50,000 shares.

(7)	Mr. Zafirelis’ shares include options exercisable 60 days from July 31, 2007 to purchase 309,582 shares.

(8)	Ms. Kober’s shares include options exercisable within 60 days of July 31, 2007 to purchase 71,712 shares.

(9)	Mr. Murphy’s shares include options exercisable 60 days from July 31, 2007 to purchase 53,525 shares.

(10)	Mr. Scott’s shares include options exercisable 60 days from July 31, 2007 to purchase 34,284 shares.

(11)	Mr. Filbey’s shares include options exercisable 60 days from July 31, 2007 to purchase 36,188 shares.

(12)	Includes options exercisable 60 days from July 31, 2007 to purchase 839,964 shares and exercisable warrants to purchase 591,147 shares.

ITEM 1 — PROPOSAL TO APPROVE A SERIES OF AMENDMENTS TO THE RESTATED
CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF THE CLASS A
COMMON STOCK FOR IMPLEMENTATION AT THE DISCRETION OF THE BOARD OF
DIRECTORS
General
Our Board of Directors (the “Board”) has considered, deemed advisable, and adopted a resolution approving, and recommends to the stockholders for their approval, a series of proposed amendments to our restated certificate of incorporation to effect a reverse stock split. The purpose of any such reverse stock split would be to increase the per-share market price of our class A common stock in order to maintain its listing on The NASDAQ Capital Market. Under these proposed amendments, each outstanding 2, 3, 4, 5 or 6 shares of our class A common stock would be combined, converted and changed into one share of class A common stock. The Board of Directors will retain the authority not to effect any amendment. Thus, the Board, at its discretion, may file one of the proposed amendments to effect a reverse stock split and abandon the other amendments, or abandon all such amendments and effect no reverse stock split. In this proxy statement, we refer to each of the possible reverse stock splits as a “Reverse Stock Split” and we refer to the Reverse Stock Split that is actually effected, if applicable, as the “Effective Reverse Stock Split.” The proposed amendment to our restated certificate of incorporation to effect a Reverse Stock Split is attached to this proxy statement as Annex 1.
If approved by our stockholders, the Board would have discretion to implement the Effective Reverse Stock Split for one time only, prior to our 2008 annual meeting of stockholders, in any of the following ratios: 1:2, 1:3, 1:4, 1:5 or 1:6. The actual timing for implementation, if any, of the Effective Reverse Stock Split would be determined by the Board based upon its evaluation as to when such action would be most advantageous to the Company and its stockholders. Furthermore, notwithstanding stockholder approval, the Board also would have the discretion to abandon the Reverse Stock Splits.
If this proposal is not approved by the stockholders or if the Board decides not to implement one of the Reverse Stock Splits, the Company may face delisting from The NASDAQ Capital Market, as more fully described below under the heading “Purpose of the Reverse Stock Split.”
The Board reserves the right, even after stockholder approval, to forgo or postpone the filing of the amendment to the restated certificate of incorporation if it determines that such action is not in the best interests of the Company and its stockholders. If the Effective Reverse Stock Split is not implemented before the Company’s 2008 annual meeting of stockholders, the amendment will be deemed abandoned, without any further effect.
Purpose of the Reverse Stock Split
The reason for the Reverse Stock Split is to increase the per share market price of the Company’s class A common stock. Our class A common stock has traded on The NASDAQ Capital Market since April 2007. Prior to April 2007, our class A common stock traded on The NASDAQ Global Market. In order to continue trading on The NASDAQ Capital Market, the Company must satisfy the continued listing requirements for that market. The NASDAQ Capital Market requires a minimum bid price of $1.00 per share for continued listing. On August 20, 2007, the closing price for our class A common stock was $0.85. If our class A common stock does not have a minimum bid price of at least $1.00 per share for 10 consecutive trading days by October 15, 2007, it will be delisted. Even if the price of our class A common stock does not meet the minimum bid requirement, the Board could decide not to effect a Reverse Stock Split.
This proxy statement contains forward-looking statements, including statements regarding the potential benefits of a Reverse Stock Split and our expectation that a Reverse Stock Split could result in the following: additional investment in the Company, potential for a higher stock price, increased investor interest, and an increase in both the marketability of our stock to potential new investors and the ability of large institutional investors to hold our shares. The words “believe,” “expect,” “will,” “may” and similar phrases are intended to identify such forward-looking statements. Such statements reflect the current views and assumptions of the Company and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. These risks include, but are not limited to, risks relating to the volatility of our stock price, general market and economic conditions, the development and sale of our products, and the nature of the Company’s stockholders and potential stockholders. For a discussion of these and other risk factors that could affect our business, see “Risk Factors” in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended October 31, 2006 and our Quarterly Report on Form 10-Q for the quarter ended April 30, 2007.
Our Board believes that an Effective Reverse Stock Split would have the effect of increasing, proportionately, the trading price of the Company’s class A common stock, which could help to ensure a share price high enough to satisfy the NASDAQ listing requirement, although there can be no assurance that the class A common stock price would be maintained at such level.
The Reverse Stock Splits are not intended as, and not a part of or first step in, a “going private” transaction pursuant to Rule 13e-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
There also can be no assurance that the Company will be able to maintain the listing of its class A common stock on The NASDAQ Capital Market after an Effective Reverse Stock Split. The NASDAQ Capital Market maintains several other continued listing requirements currently applicable to the listing of the Company’s class A common stock, including a minimum of 500,000 publicly held shares, a minimum market value of publicly held shares of $1 million, a minimum of 300 stockholders holding 100 shares or more (including stockholders holding shares in “street name”), a minimum of two market makers and compliance with NASDAQ’s corporate governance rules. While the Company is currently in compliance with these requirements, we cannot assure you that we can maintain compliance with all of these requirements or the minimum bid price requirement. Moreover, there can be no assurance that the market price of our class A common stock after an Effective Reverse Stock Split will adjust to reflect the decrease in shares outstanding or that the market price following an Effective Reverse Stock Split will either exceed or remain in excess of our current market price. In addition, it is possible that the liquidity of our class A common stock will be affected adversely by the reduced number of shares outstanding following an Effective Reverse Stock Split.
In evaluating whether or not to seek stockholder approval for the Reverse Stock Splits, the Board took into consideration negative factors associated with reverse stock splits. These factors include: the negative perception of reverse stock splits held by many investors, analysts and other stock market participants; the fact that the stock price of some companies that have effected reverse stock splits has subsequently declined back to pre-reverse stock split levels; the adverse effect on liquidity that might be caused by a reduced number of shares outstanding; and the costs associated with implementing a Reverse Stock Split. Due to these factors, our Board could decide that delisting is more beneficial to the stockholders.
Our Board believes that a delisting could adversely affect our ability to attract the interest of investors and to maximize stockholder value. In addition, our Board believes that delisting may result in decreased liquidity for the holders of outstanding shares of our class A common stock and the holders of warrants exercisable for shares of our class A common stock. The Board believes that, if the Reverse Stock Splits are approved, and the Effective Reverse Stock Split is effected, there is a greater likelihood that the minimum bid price of our class A common stock could be maintained at a level over $1.00 per share after the initial increase in share price above $1.00 upon implementing the Effective Reverse Stock Split, compared to not approving or implementing any of the Reverse Stock Splits.
A sustained higher per share price of our class A common stock, which we would expect as a result of an Effective Reverse Stock Split, might heighten the interest of the financial community in our Company and broaden the pool of investors that may consider investing in our Company, potentially increasing the trading volume and liquidity of our class A common stock. As a matter of policy, many institutional investors are prohibited from purchasing stocks below certain minimum price levels. For the same reason, brokers often discourage their customers from purchasing such stocks. To the extent that the price per share of our class A common stock remains at a higher per share price as a result of an Effective Reverse Stock Split, some of these concerns may be ameliorated. However, many investors will not invest in securities that have a trading price below $5.00 per share, and an Effective Reverse Stock Split, if approved and effected, would not increase the per share price of our class A common stock above that level based on recent prices of our class A common stock.
If our class A common stock were delisted from NASDAQ, this could adversely affect the liquidity of our class A common stock and our ability to raise capital. In the event of delisting, our class A common stock would probably be traded in the over-the-counter market maintained by the NASD Electronic Bulletin Board, and the spread between the bid price and asked price of the shares of our class A common stock would likely be greater than at present. Stockholders may also experience a greater degree of difficulty in obtaining accurate, timely information concerning pricing and trading volume and in executing trades of our class A common stock.
The Board, however, has determined that it should continue to weigh positive and negative factors prevailing after the Special Meeting before deciding whether or not to effect a Reverse Stock Split.
Principal Effects Of an Effective Reverse Stock Split
If the Reverse Stock Splits are authorized at our Special Meeting and an Effective Reverse Stock Split is implemented, each issued share of class A common stock immediately prior to the effective time of the Effective Reverse Stock Split, including any treasury shares, will automatically be changed, as of the effective time of the Effective Reverse Stock Split, into a fraction of a share of class A common stock. The fraction will be 1/2, 1/3, 1/4, 1/5 or 1/6, depending on the ratio and the corresponding amendment to the restated certificate of incorporation that the Board selects for filing with the Secretary of State of the State of Delaware. In addition, proportional adjustments will be made to the maximum number of shares issuable under, and other terms of, the Company’s stock plans, as well as to the number of shares issuable under, and the exercise price of, the Company’s outstanding options and warrants. For example, if a ratio of 1:3 were selected by the Board, the number of shares of class A common stock underlying our outstanding options and warrants would be reduced by a factor of three and the exercise prices would be increased by a factor of three.
The number of shares of class B common stock authorized or outstanding will not be affected, but the number of shares of class A common stock issuable upon conversion of the class B common stock will be reduced in the ratio of the Effective Reverse Stock Split.
No fractional shares of our class A common stock will be issued in connection with any of the Reverse Stock Splits. Holders of our class A common stock who would otherwise receive a fractional share of class A common stock pursuant to an Effective Reverse Stock Split will receive cash in lieu of the fractional share, as explained more fully below under the heading “Cash Payment in Lieu of Fractional Shares.” Because no fractional shares of our class A common stock will be issued in connection with the proposed Reverse Stock Splits, holders of class A common stock could be eliminated in the event that one of the Reverse Stock Splits is adopted. As of the record date for the Special Meeting, there were few record holders of our class A common stock who held fewer than six shares of class A common stock. Therefore, an Effective Reverse Stock Split, if adopted, would have no significant effect on the number of record holders of the Company’s class A common stock.
Because the Reverse Stock Splits would apply to all issued shares of our class A common stock, the proposed Reverse Stock Splits would not alter the relative rights and preferences of existing stockholders nor affect any stockholder’s proportionate equity interest in the Company. The Reverse Stock Splits would not affect the par value of our class A common stock. As a result, at the effective time of the Effective Reverse Stock Split, the stated capital with respect to the class A common stock on the Company’s balance sheet would be reduced to the fraction of its present amount related to the ratio of the Effective Reverse Stock Split, and the additional paid-in capital account would be credited with the amount by which the stated capital account is reduced. The Reverse Stock Splits would affect the Company’s per share loss and net book value per share of our class A common stock following the Effective Reverse Stock Split, as there will be fewer shares of our class A common stock outstanding.
If the Reverse Stock Splits are authorized at the Special Meeting and an Effective Reverse Stock Split is effectuated by filing an amendment to our restated certificate of incorporation, some stockholders may consequently own “odd lots” of less than one hundred shares of our class A common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally higher than the costs of transactions in “round lots” of even multiples of 100 shares. Therefore, those stockholders who own odd lots following an Effective Reverse Stock Split may be required to pay higher transaction costs should they then sell their shares of class A common stock.
If this proposal is approved and implemented, an Effective Reverse Stock Split will have the effect of increasing the proportion of authorized but unissued shares of the Company’s class A common stock. Pursuant to an Effective Reverse Stock Split, the number of outstanding shares of the Company’s class A common stock will be reduced by a factor of 2, 3, 4, 5 or 6, as the Board elects. However, the number of shares of class A common stock and preferred stock authorized by the Company’s restated certificate of incorporation will not be reduced. These additional shares would be available for issuance from time to time for corporate purposes and would provide the Company with flexibility for such actions as raising additional capital, acquiring assets and sales of stock or securities convertible into common stock. The additional authorized shares would enable us to act quickly in response to appropriate opportunities that may arise for these types of transactions, in most cases without the necessity of obtaining further stockholder approval. We have no definitive plans, commitments, arrangements, understandings or agreements regarding the additional authorized shares available if we implement an Effective Reverse Stock Split.
The table below illustrates the effect, as of August 20, 2007, of an Effective Reverse Stock Split on our (i) shares of our class A common stock outstanding, (ii) authorized shares of our class A common stock reserved for issuance pursuant to options, warrants, conversion of our class B common stock or other arrangements, and (iii) our shares of class A common stock which are neither outstanding nor reserved for issuance and are therefore available for issuance. The table does not take into account fractional shares.

		(ii)
	(i)	Shares of Class A	(iii)
	Shares of Class A	Common Stock	Authorized Shares of
	Common Stock	Reserved	Class A Common Stock
Reverse Split Ratio	Outstanding	for Issuance	Available for Issuance
No reverse split	77,960,126	61,201,757	60,838,117
1:2	38,980,063	30,600,879	130,419,059
1:3	25,986,709	20,400,586	153,612,706
1:4	19,490,032	15,300,439	165,209,529
1:5	15,592,025	12,240,351	172,167,623
1:6	12,993,354	10,200,293	176,806,353
The additional shares of our class A common stock that would become available for issuance upon an Effective Reverse Stock Split could also be used by the Company to oppose a hostile takeover attempt or delay or prevent a change of control or changes in or removal of the Company’s management, including any transaction that may be favored by a majority of the Company’s stockholders or in which the Company’s stockholders might otherwise receive a premium for their shares over then-current market prices or benefit in some other manner. For example, without further stockholder approval, the Board could strategically sell shares of class A common stock in a private transaction to purchasers who would oppose a takeover or favor the Company’s current Board of Directors. Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect, the Reverse Stock Splits are not being proposed in response to any effort of which the Company is aware to accumulate shares of the Company’s class A common stock or obtain control of the Company.
The Company’s class A common stock is currently registered under the Exchange Act, and the Company is subject to the periodic reporting and other requirements of the Exchange Act. Neither an Effective Reverse Stock Split nor being delisted will affect the registration of the class A common stock under the Exchange Act.
The Company expects that American Stock Transfer & Trust Company will act as exchange agent for purposes of implementing the exchange of stock certificates. As soon as practicable after the effective time of an Effective Reverse Stock Split, transmittal forms will be mailed to each record holder of our class A common stock. Stockholders will be asked to surrender all certificates evidencing shares of our class A common stock owned prior to the Effective Reverse Stock Split in exchange for certificates evidencing the new shares of our class A common stock in accordance with the instructions set forth in the letter of transmittal. No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate or certificates, together with the properly completed and executed letter of transmittal, to our exchange agent. Any old shares of our class A common stock submitted for transfer, whether pursuant to a sale, other disposition or otherwise, will automatically be exchanged for new shares of our class A common stock. Stockholders who do not have stock certificates for surrender and exchange will have their accounts automatically adjusted in order to reflect the number of shares they are entitled to hold as a consequence of the Effective Reverse Stock Split.
Stockholders will not be entitled to exercise rights of appraisal in connection with an Effective Reverse Stock Split.
Board Discretion to Implement an Effective Reverse Stock Split
If the Reverse Stock Splits are approved by our stockholders at the Special Meeting, the Effective Reverse Stock Split will be effected, if at all, only upon a determination by the Board that the Effective Reverse Stock Split is in the best interests of the Company and its stockholders. If any such determination is made, such determination shall be made prior to our 2008 Annual Meeting of stockholders and, more likely, promptly following the Special Meeting and approval of the Reverse Stock Splits by the stockholders, and be based upon various factors, including weighing the positive and negative factors described above under the headings “Purpose of a Reverse Stock Split” and “Principal Effects of an Effective Reverse Stock Split.” Notwithstanding approval of the Reverse Stock Splits by the stockholders, the Board may, in its sole discretion, abandon the proposed amendments and determine prior to the effectiveness of any filing with the Secretary of State of the State of Delaware not to effect any of the amendments to the restated certificate of incorporation providing for the Reverse Stock Splits, as permitted under Section 242(c) of the Delaware General Corporation Law.
Cash Payment in Lieu of Fractional Shares
In lieu of any fractional shares to which a holder of our class A common stock would otherwise be entitled as a result of an Effective Reverse Stock Split, the Company will pay such holder cash equal to that fraction multiplied by the then fair market value of our class A common stock as determined by the Board of Directors. If at the effective time of an Effective Reverse Stock Split our class A common stock is traded on The NASDAQ Capital Market, the Board of Directors has determined that the fair market value of our class A common stock will be calculated as the average of the high and low trading prices of our class A common stock on The NASDAQ Capital Market during regular trading hours for the five trading days immediately preceding the effective time of the Effective Reverse Stock Split. Except for the right to receive the cash payment in lieu of fractional shares, stockholders will not have any voting, dividend or other rights with respect to the fractional shares they would otherwise be entitled to receive.
Cash received in lieu of fractional shares will be treated as payment in exchange for such shares. The difference between the amount of cash received and basis allocable to such fractional shares should be a capital gain or loss (long-term if such fractional share (pre-reverse split) has been held for more than one year), as the case may be, provided that such shares are held as a capital asset on the effective date of an Effective Reverse Stock Split.
Effective Date
If the proposed Reverse Stock Splits are approved at the Special Meeting and the Board elects to proceed with the Effective Reserve Stock Split, the Effective Reverse Stock Split will become effective as of 12:00 midnight eastern time on the date of filing of the applicable certificate of amendment to our restated certificate of incorporation with the office of the Secretary of State of the State of Delaware. We refer to this time and date as the “Effective Date.” Except as explained above with respect to fractional shares, on the Effective Date, shares of our class A common stock issued and outstanding immediately prior thereto will be, automatically and without any action on the part of the stockholders, combined, converted and changed into new shares of class A common stock of the Company in accordance with the Effective Reverse Stock Split ratio determined by the Board within the limits set forth in this proposal.
Required Vote
The affirmative vote of a majority of all outstanding shares of our class A common stock entitled to vote on this proposal will be required for approval of this proposal. As a result, abstentions and broker non-votes will have the effect of votes against the proposal.
Recommendation of Board of Directors
THE BOARD OF DIRECTORS HAS DETERMINED THAT THE PROPOSED SERIES OF AMENDMENTS TO THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION ARE ADVISABLE AND IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO APPROVE THE AMENDMENTS TO THE RESTATED CERTIFICATE OF INCORPORATION PROVIDING FOR A REVERSE STOCK SPLIT AT ONE OF THE FIVE PROPOSED RATIOS FOR IMPLEMENTATION AT THE BOARD’S DISCRETION.

OTHER MATTERS
As of the date of this proxy statement, the Company knows of no business that will be presented for consideration at the Special Meeting other than the items referred to above. If any other matter is properly brought before the meeting for action by stockholders, proxies in the enclosed form returned to the Company will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder. However, we do not believe that other business can come before the meeting, given the advance notice procedures in our by laws, described below.
ADDITIONAL INFORMATION
Advance Notice Procedures. Under the Company’s bylaws, no business may be brought before a special meeting unless it is specified in the Company’s notice of the meeting, and no business may be brought before an annual meeting unless it is specified in the notice of the meeting (which includes stockholder proposals that the Company is required to include in its proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934) or is otherwise brought before the meeting by or at the direction of the board or by a stockholder entitled to vote who has delivered notice to the Company (containing certain information specified in the bylaws) not less than 45 or more than 75 days prior to the anniversary of the date on which the Company first mailed its proxy materials for the preceding year’s annual meeting. These requirements are separate from and in addition to the SEC’s requirements that a stockholder must meet in order to have a stockholder proposal included in the Company’s proxy statement.
Stockholder Proposals for the 2008 Annual Meeting. Stockholders interested in submitting a proposal for inclusion in the proxy materials for the Company’s annual meeting of stockholders in 2008 may do so by following the procedures prescribed in SEC Rule 14a-8. To be eligible for inclusion, stockholder proposals must be received by the Company’s Secretary no later than October 19, 2007.
Stockholder Communications with the Board. Stockholders wishing to communicate with the Board of Directors, or with a specific director, may do so by writing to the Board of Directors, or to the particular director, and delivering the communication in person or mailing it to the Board of Directors, or to the particular director, care of the Company’s Secretary at the address appearing on the cover page of this proxy statement. All such communications will be delivered to the Board or to the particular director to whom they are addressed.
Proxy Solicitation Costs. The proxies solicited hereby are being solicited by the Company. The cost of soliciting proxies in the enclosed form will be borne by the Company. Officers and regular employees of the Company may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, facsimile or electronic means. The Company will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock. The Company has not decided whether or not to engage a proxy solicitation firm. If it does so, it estimates the additional cost, including the solicitor’s and other costs, could be up to $25,000.
INFORMATION INCORPORATED BY REFERENCE
     We incorporate by reference in this proxy statement the information contained under Part II, Items 7, 7A and 8 of our Annual Report on Form 10-K for the fiscal year ended October 31, 2006, which we filed with the Securities Exchange Commission (SEC) on January 29, 2007, and the information contained under Part I, Items 1, 2 and 3 of our Quarterly Report on Form 10-Q for the quarter ended April 30, 2007, as filed with the SEC on June 14, 2007.
     A copy of this proxy statement, our Annual Report on Form 10-K for the year ended October 31, 2006, and our Quarterly Report on Form 10-Q for the quarter ended April 30, 2007 should be obtainable, by mail, upon payment of the SEC’s customary charges, by writing to the SEC’s principal office at 100 F Street, N.E., Washington, DC 20549. The SEC also maintains a Web site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. Additionally, copies of such documents and filings may be obtained by shareholders without charge by written request addressed to: Biopure Corporation, 11 Hurley Street, Cambridge, MA 02141, Attention: Investor Relations.

ANNEX I
Certificate of Amendment
to the
Restated Certificate of Incorporation
of
Biopure Corporation
     Biopure Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY:
     FIRST: That the Board of Directors of the Corporation has duly adopted a resolution, pursuant to Section 242 of the General Corporation Law of the State of Delaware, setting forth an amendment to the Restated Certificate of Incorporation of this Corporation and declaring said amendment to be advisable;
     SECOND: That the stockholders of the Corporation have duly approved said amendment by the required vote of such stockholders, such required vote being a majority of the outstanding shares of the Corporation’s Class A Common Stock, adopted at a special meeting of the stockholders of the Corporation duly called and held in accordance with the requirements of Section 222 of the General Corporation Law of the State of Delaware, such approval being in accordance with the terms of the Restated Certificate of Incorporation and Section 242 of the General Corporation Law of the State of Delaware;
     THIRD: That the Restated Certificate of Incorporation is hereby amended by adding the following provision to the end of Article Fourth:
“4.4. Stock Split. As of 12:01 A.M. (Eastern Time) on                     , 200___(the “Effective Time”), each issued and outstanding share of the Corporation’s Class A Common Stock (including each share of treasury stock, the “Pre-Split Class A Common Stock”) shall automatically and without any action on the part of the holder thereof be reclassified as and reduced to one-                     (1/___)1 of a share of Class A Common Stock (such reduction of shares designated as the “Reverse Stock Split”). The par value of the Corporation’s Class A Common Stock following the Reverse Stock Split shall remain $0.01 per share. Each holder of a certificate or certificates of Pre-Split Class A Common Stock shall be entitled to receive, upon surrender of such certificates to the Corporation’s transfer agent for cancellation, a new certificate or certificates for a number of shares equal to such holder’s Pre-Split Class A Common Stock divided by                     1, with any fraction resulting from such division rounded down to the nearest whole number (in each case, such fraction, if any, being a “Fractional Share”). No Fractional Shares will be issued for Pre-Split Class A Common Stock in connection with the Reverse Stock Split. Each holder of Pre-Split Class A Common Stock at the Effective Time who would otherwise be entitled to a Fractional Share shall, in lieu thereof, receive a cash payment equal to x) the Fractional Share multiplied by y) the product of (i) the average of the high and low trading prices of the Class A Common Stock as reported on The Nasdaq Capital Market or other principal market of the Class A Common Stock during each of the five (5) trading days immediately preceding the date of the Effective Time and (ii)                      (                    )1.”
     FOURTH: This Certificate of Amendment to the Restated Certificate of Incorporation shall be effective as of 12:01 A.M. (Eastern Time) on                     , 200___in accordance with the provisions of Section 103(d) of the General Corporation Law of the State of Delaware.
The remainder of this page is intentionally left blank.

[1]	The amendments being authorized provide that each outstanding 2, 3, 4, 5 or 6 shares of our class A common stock would be combined, converted and changed into one share of class A common stock. All references above would be adjusted based on the chosen ratio.

A-1

     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed on this ___day of                     , 200___.

BIOPURE CORPORATION
By:
Name:
Title:

A-2

BIOPURE®

11 HURLEY STREET
CAMBRIDGE, MA 02141

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Biopure Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Biopure Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: BIOPU1 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BIOPURE CORPORATION

Vote On Proposal

NOTE: The signature(s) hereon should correspond exactly with the name(s) of the Stockholder(s) appearing on the Stock Certificate. If stock is jointly held, all joint owners should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signer is a corporation, please sign the full corporate name and give title of signing officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Please date, sign and mail your proxy card back as soon as possible!

Special Meeting of Stockholders
BIOPURE CORPORATION

October 1, 2007

Form of Proxy

This Proxy is solicited on behalf of the Board of Directors of

BIOPURE CORPORATION

The undersigned hereby (a) acknowledges receipt of Biopure Corporation's Notice of Special Meeting of Stockholders, dated August 21, 2007, and the Proxy Statement for the Special Meeting to be held on October 1, 2007 at 10:00 a.m. at the Company's Headquarters, 11 Hurley Street, Cambridge, Massachusetts; (b) appoints as proxies Jane Kober, Francis H. Murphy and Zafiris G. Zafirelis, or any of them, each with the power to appoint his or her substitute, to represent and to vote as designated on the reverse side of this Form of Proxy all of the shares of Class A Common Stock of Biopure Corporation held of record by the undersigned on August 20, 2007 at the Special Meeting of Stockholders to be held on October 1, 2007 or any adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted FOR Proposal 1, and according to the discretion of the proxy holders on any other business.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE